Exhibit 10.1

                              RESIGNATION AGREEMENT

     This Resignation Agreement (this "Agreement') by and between TenFold Corporation, a Delaware corporation (the "Company") and Gary D. Kennedy (the "Executive") is executed on August 28,200l and dated to be effective as of January 11, 2001.

     WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer; and

     WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of September 1, 1996 (the "Employment Agreement") and a Restricted Stock Purchase Agreement dated as of September 1, 1996 (the "Restricted Stock Purchase Agreement"); and

     WHEREAS, the Company and the Executive have agreed that it is in the best interest of the Company and the Executive for the Executive to resign, and they wish to set forth their mutual agreement as to the terms and conditions of such resignation;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1.   Resignation. Effective as of January 11, 2001 (the "Resignation
          -----------
Date"), the Executive hereby resigns from his employment with the Company, from his position as a member of the Board of Directors of the Company, and from all other positions the Executive may currently hold as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates. The Company hereby waives the 30-day advance notice required for such resignation.

     2.   Severance Payments and Benefits.
          -------------------------------

          a. The Company shall pay to the Executive the sum of $250,000.00 (reduced by applicable withholding), which sum shall be paid in semi-monthly installments over the next six (6) months ("Severance Period"), commencing within 30 days of the Resignation Date. The Company will bring current all payments not made as of the date this Agreement is signed by the parties together with interest thereon at the rate of 8% per annum.

          b. The Company shall (i) continue to make lease payments, for the current term of the lease, on the automobile (2000 BMW 750iL) currently being leased by the Executive at the Company's expense and (ii) continue to pay, during the current term of the lease, the insurance costs on this automobile. Employee shall abide by all terms of the automobile lease, shall be responsible for all payments, fees and costs relating to the automobile or arising in connection with the automobile lease other than the lease and insurance payments specified in the preceding sentence, and shall return the automobile upon the expiration of the automobile lease. The Executive shall keep the personal computer equipment provided to him by the Company, including (without limitation) a laptop computer, a home office computer and a printer as well as all accessories, and excluding any information thereon that is proprietary to the Company.

               c. The Company shall pay Executive health insurance benefits with the same coverage provided the Executive prior to his resignation (e.g.,
                                                                        ----
medical, dental, optical, mental health) at the Company's costs for a period of six months following the date of execution of this Agreement. Beyond the six-month period, the Company shall, to the extent allowed by law, permit Executive to have these health insurance benefits continued under COBRA, at his expense, for an additional period of time not to exceed 18 months. Unless otherwise required by applicable law, Executive shall not be entitled to participate in any of the Company's benefit plans or programs (other than the foregoing health insurance benefits) after the Resignation Date.

               d. Pursuant to the Restricted Stock Purchase Agreement, the Company shall repurchase 226,505 unvested shares (as defined in the Restricted Stock Purchase Agreement) at a purchase price of $0.01 per share. The Company shall promptly after the execution of this Agreement issue to Executive a certificate for all remaining shares held by the Company in escrow for Executive.

               e. Executive's resignation shall be treated as termination of Executive's continuous service status under the terms of the Company's 1999 Stock Option Plan and the Company's 1999 Employee Stock Purchase Plan.

               f. On or before September 30, 2001, the Company and Executive will settle and agree upon all outstanding amounts due in connection with expenses incurred by Executive on his own behalf and on behalf of the Company.

               g. If Executive dies before receiving any of the payments, transfers or distributions contemplated by this Section, or any other section of this Agreement, said payment, transfer or distribution shall be paid to the Executive's surviving spouse or, if he has no surviving spouse, to his estate.

          3.   Public Announcements. The Executive and the Company agree that
               --------------------
neither shall make any public statement concerning Executive's resignation, other than that contained in the Press Release, a copy of which is annexed hereto as Exhibit A.

          4.   The Executive Covenants.
               -----------------------

               a. The Executive shall make himself available to the Company to provide assistance to the Company with respect to filings with government agencies, the preparation of the Company's internal and external financial statements, pending or future litigations, arbitrations, governmental investigations or other dispute resolutions relating to matters that arose during Executive's employment with the Company (the "Assistance") upon reasonable notice at times mutually convenient to the Company and Executive. The first 40 hours of Assistance in connection with (i) the presently pending class action lawsuit in which the Company and certain of its officers and directors, including Executive, are named as defendants (the "Class Action") and (ii) the pending investigation of the Company by he Securities

Exchange Commission (the "SEC Investigation") shall be provided at no charge to the Company except for reimbursement of reasonable expenses and costs, including attorneys' fees, incurred by Executive in providing the Assistance. The Company hereby agrees to pay Executive $2,000 per day, plus reimburse Executive for all reasonable expenses and costs, including attorneys' fees, for Assistance provided to the Company, (xi) matters other than the Class Action and SEC Investigation, or (xii) in excess of the first 40 hours for the Class Action or the SEC Investigation. Executive shall not be required to provide more than five business days of Assistance to the Company each month. It is expressly understood and agreed that in providing the Assistance, Executive shall at all times be an independent contractor. Executive shall not be considered an employee of the Company for any purpose.

          b.   Confidentiality. The existence of and terms and conditions of
               ---------------
this Agreement shall be held confidential by the parties hereto, except for disclosure (i) by the Company in its Form 10-Q for the third quarter of 2001 and as may be required by applicable securities laws, as determined by the Company upon the advice of counsel, (ii) by the Executive to his legal and financial advisors and his spouse, each of whom shall be instructed by the Executive to maintain the terms of this Agreement in strict confidence in accordance with the terms hereof, (iii) by either party if required by order of a court or other body having jurisdiction over such matter, and (iv) by either party with the written consent of the other. In addition, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its respective businesses that he has obtained during this employment by the Company that is not public knowledge (other than as a result of the Executive's violation of this Section 4(b)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time, except with the prior written consent of the Company or as otherwise required by law or legal process.

          c.   Noncompetition and Nonsolicitation of Employees and Customers.
               -------------------------------------------------------------
Until July 11, 2001, the Executive (A) shall not engage, anywhere within the geographical areas in which the Company is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Competitive Business") which competes with any business then being conducted by the Company; provided, that the foregoing shall not prohibit the Executive from owning a maximum of two percent (2%) of the outstanding stock of any publicly traded corporation; (B) shall not solicit or encourage any officer, employee or consultant of the Company to leave the employ of the Company for employment by or with any Competitive Business; (C) shall not solicit, divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of the Company, and (D) shall not acquire, or assist any other party in acquiring, any shares of the Company, or otherwise seek, or assist any other party in seeking to gain control of the Company.

          d. The Executive acknowledges and agrees that because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which the Executive has had access during his employment, it would be impractical and excessively difficult to determine the actual damages of the Company in the event the Executive breached any of the covenants of Sections 4(b) and (c), and remedies at law (such as monetary damages) for any breach of the Executive's obligations under Sections 4(b) and (c) would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under Sections 4(b) and (c) or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of Sections 4(b) and (c) that is finally determined to be unenforceable, the Executive and the Company hereby agree that this Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the covenants of Sections 4(b) and (c) is determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

     5.   Entire Agreement; Other Benefits. This Agreement sets forth the entire
          --------------------------------
agreement of the Company and the Executive with respect to the subject matter hereof, and supersedes in its entirety the Employment Agreement. The Executive expressly acknowledges and agrees that except as specifically set forth in this Agreement, he is not entitled to receive any severance pay, severance benefits, compensation or employee benefits of any kind whatsoever from any of the Company. Notwithstanding the foregoing or any other provision of this Agreement, this Agreement does not supersede the Employee Proprietary Information and Invention Assignment Agreement annexed hereto as Exhibit B, which remains in full force and effect.

     6.   Successors. This Agreement is personal to the Executive, and, without
          ----------
the prior written consent of the Company, shall not be asignable by the Execrative otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     7.   Amendment. This Agreement may be amended, modified or changed only by
          ---------
a written instrument executed by the Executive and the Company.

     8.   Governing Law; Consent to Suit.
          ------------------------------

          a. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          b. The parties hereto irrevocably consent to jurisdiction in the courts of the State of Utah for resolution of any claim or dispute arising hereunder, and such shall be the exclusive forum for the resolution of such claim or dispute.

          9.   Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as appears on the Company's books and records as of the date of this Agreement, or as subsequently modified by written notice.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.



                                           /s/ Gary D. Kennedy
                                           -------------------------------------
                                           Gary D. Kennedy



                                           TENFOLD CORPORATION


                                           By: /s/ John M. Ames
                                               ---------------------------------
                                           Name:  John M. Ames
                                           Title: Senior Vice President
                                                  and CFO

                                    EXHIBIT A

                                [Press Release.]

TenFold Corporation Announces New Chief Executive Officer

SALT LAKE CITY, Utah - January 11, 2001 - TenFold Corporation (NASDAQ: TENF) today announced that the TenFold board of directors has accepted the resignation of Gary D. Kennedy as president, chief executive officer and a director, effective immediately. TenFold also today announced that Nancy M. Harvey, who has been serving as TenFold's chief operating officer, has been named as president, chief executive officer and a director of TenFold, effective immediately. Prior to joining TenFold in July 2000, Ms. Harvey was executive vice president of the Healthcare Group of Computer Sciences Corporation. She has more than 20 years of diverse consulting and business experience.

The TenFold's board and Jeffrey L. Walker, the founder and chairman of TenFold, thanked Mr. Kennedy for his service. "Gary Kennedy took a technology vision and created a significant international software and services enterprise," said Mr. Walker.

Mr. Kennedy is leaving TenFold to devote more time to his family and to pursue other entrepreneurial interests. "TenFold has been an incredible experience for the past 4 l/2 years," said Mr. Kennedy. "I have never been associated with such a collection of brilliant people."

About TenFold Corporation

TenFold Corporation (Nasdaq; TENF) is a provider of large-scale applications for customers in communications, energy, financial services, healthcare, insurance, and other industries. Using its patented Universal Application(TM), TenFold delivers dynamic packaged applications that meet customers' needs in rapidly changing business environments, and that are flexible to adapt to changing needs over time. For more information, call (800) TENFOLD or visit www.10fold.com.
                                                             -------------

                                       ###

This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including for example, successful completion and implementation of the products identified above, the delivery of new product functionality, and new product releases, Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Form 10-Q, 10-K, and S-1.

Press Contact:
Liz Tanner
TenFold
(801) 619-8165
Itanner@10fold.com
------------------

Back to Press Releases


Return to top of page
---------------------



http://www.10fold.com/press/press.20010111.html

                                    EXHIBIT B

     [Employee Proprietary Information and Invention Assignment Agreement.]

                               KEYTEX CORPORATION

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

          In consideration of my continued employment by KeyTex Corporation (the "Company"), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

          1.   Proprietary Information.

               (a) Confidential Restrictions. I understand that, in the course of my work as an employee of the Company, I have had and may have access to Proprietary Information (as defined below) concerning the Company and its clients. I acknowledge that the Company has developed, compiled, and otherwise obtained, often at great expense, this information, which has great value to the Company's business. I agree to hold in strict confidence and in trust for the sole benefit of the Company all Proprietary Information and will not disclose any Proprietary Information, directly or indirectly, to anyone outside of the Company, or use, copy, publish, summarize, or remove from Company premises such information (or remove from the premises any other property of the Company) except during my employment to the extant necessary to carry out my responsibilities as an employee of the Company. I further understand that the publication of any Proprietary Information through literature or speeches must be approved in advance in writing by the Company.

               (b) Proprietary Information Defined. I understand that the reference to "Proprietary Information" in this Agreement means all information and any idea in whatever form tangible or intangible, whether disclosed to or learned or developed by me, pertaining in any manner to the business of the Company (or any affiliate of it that might be formed) or to the Company's clients, consultants, or business associates unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company. I further understand that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (w) formulas, computer programs, teaching techniques, processes, trade secrets, electronic codes, proprietary techniques, inventions, improvements, and research projects; (x) information about costs, profits, markets, sales, and lists of customers; (y) plans for future development and new product concepts; and (z) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to me by the Company (or any affiliate of it that might be formed), as well as written or verbal instructions or comments.

               (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party {consistent with the Company's agreement with such third party) without the express written authorization of the Company.

               (d) Interference with Business. During my employment with the Company, I will not, without the Company's express consent, directly or indirectly engage in any employment or participate in any business that is competitive in any manner with the Company's Business. For purposes of this Agreement, the term "Company's Business" shall mean the development, marketing and/or sale or licensing of software development tools and software applications. I agree that, for six months after termination of my employment with the Company, I will not recruit or hire any Company employee without the Company's written consent

        2.    Inventions.

              (a) Defined; Statutory Notice. I understand that during the term of my employment, there are certain restrictions on my development of technology, ideas, and inventions, referred to in this Agreement as "Invention Ideas." The term Invention Ideas means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by me alone or with others except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such ideas, processes, inventions, etc. I understand that Section 2870(a) provides:

               Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                    (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                    (2) Result from any work performed by the employee for the employer.

               (b) Disclosure. I agree to maintain adequate and current written records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design, formula, discovery, patent, or copyright that I do not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by me (alone or with others) during my period of employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process, or invention, etc., is an Invention Idea subject to this Agreement.

               (c) Assignment. I hereby assign to the Company, without further consideration, my entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining letters, patent or other applicable registrations thereon and I will execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company with full title thereto, Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyright, or other rights or protections with the same force and effect as if executed and delivered by me.

               (d) Exclusions. Except as disclosed in Exhibit A, there are no ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, or improvements to the foregoing that I wish to exclude from the operation of this Agreement. To the best of my knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, or copyrights that is now in existence between me and any other person or entity.

               (e) Pre-existing Material. To the extent that any Invention Ideas incorporate pre-existing material or any materials disclosed on Exhibit A to which I possess copyright, trade secret, trademark or other proprietary rights, and such rights are not otherwise assigned to the Company herein, I hereby grant to the Company a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to make, have made, sell, use and disclose, reproduce, modify, prepare Derivative Works based on, distribute, and perform and display (publicly or otherwise), such material, with full right to authorize others to do so.

               With respect to pre-existing material that I provide to the Company for use in or with one of its products, and to which I retain copyright, trade secret, trademark or other proprietary rights not otherwise assigned to the Company herein, I hereby grant to the Company a royalty-free, irrevocable, worldwide, nonexclusive, perpetual license to make, have made, sell, use and disclose, reproduce, modify, prepare Derivative Works based on, distribute, and perform and display (publicly or otherwise), such material, with full right to authorize others to do so.

               "Derivative Work," with respect to material, means any translation, port, modification, correction, addition, extension, upgrade, improvement, compilation, abridgement or other form in which the material may be recast, transformed or adapted, including but not limited to all forms in which such Derivative Work would infringe any of the copyrights, including audiovisual copyrights, in the material.

          3. Former of Conflicting Agreements. During my employment with the Company, I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. I represent and warrant that I have returned all property and confidential information belonging to all prior employers. I further represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

          4. Government Contracts. I understand that the Company has or may enter into contracts with the government under which certain intellectual property rights will be required to be protected, assigned, licensed, or otherwise transferred and I hereby agree to execute such other documents and agreements as are necessary to enable the Company to meet its obligations under any such government contracts.

          5. Termination. I hereby acknowledge and agree that all personal property, including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents or materials or copies thereof, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment, belong to the Company and will be promptly returned to the Company upon termination of my employment with the Company. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Invention Idea. I understand that my obligations contained herein will survive the termination of my employment and that I will continue to make all disclosures required of me by paragraph 2(b). In the event of the termination of my employment, I agree to sign and deliver the Termination Certificate attached as Exhibit B.

          6. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act and that I could face possible criminal and civil actions, resulting in imprisonment and substantial monetary liability if I misappropriate the Company's trade secrets. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company in law or equity.

          7.   Miscellaneous Provisions,

               (a) Assignment. I agree that the Company may assign to another person or entity any of its rights under this Agreement.

               (b) Governing Law; Severability. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

               (c) Entire Agreement. The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement

               (d) Successor and Assigns. This Agreement shall be binding upon me and my heirs, executors, administrators, and successors, and shall inure to the benefit of the Company's successors and assigns.

               (e) Application of this Agreement. I hereby agree that my obligations set forth in Sections 1 and 2 hereof and the definitions of Proprietary Information and Invention Ideas contained therein shall be equally applicable to Proprietary Information and Invention Ideas relating to any work performed by me for the Company prior to the execution of this Agreement.

               I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON EXHIBIT A TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, TRADEMARKS, SERVICE MARKS, INVENTIONS, TECHNOLOGY, COMPUTER PROGRAMS, ORIGINAL WORKS OF AUTHORSHIP, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

Date: 10/31/96
     -------------------

                                            Employee Signature

                                            /s/ Gary D. Kennedy
                                            Printed Employee Name

                                            Gary D. Kennedy

                        EXHIBIT A - EMPLOYEE'S DISCLOSURE


     1. Proprietary Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired:



     2. Prior Inventions. Except as set forth below, there are no ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, or any claims, rights, or improvements to the foregoing that I wish to exclude from the operation of this Agreement:




Date:  10/31/97
     -----------------
                                                    Employee Signature

                                                    /s/ Gary D. Kennedy
                                                    Printed Employee Name

                                                        Gary D. Kennedy

                 EXHIBIT B - TERMINATION CERTIFICATE CONCERNING
                               KEYTEX CORPORATION
                     PROPRIETARY INFORMATION AND INVENTIONS


          This is to certify that I have returned all personal property of the Company (other than the automobile and personal computer equipment that the Company agreed to permit me to keep in that certain Resignation Agreement between me and the Company), including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

          I further certify that I have reviewed the Employee Proprietary Information and Inventions Agreement signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any invention, process, or idea, etc. conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

          On termination of my employment with the Company, I will not immediately be employed.


Dated: Sept 18, 2001                           /s/ Gary D. Kennedy
       ------------------------                ---------------------------------
                                               Employee Signature



                                                   Gary D. Kennedy
                                               ---------------------------------
                                               Printed Employee Name